Exhibit 99.1

Cubic Acquires GRIDSMART to Expand Intelligent Traffic Management Offering

GRIDSMART acquisition further strengthens industry-leading portfolio

SAN DIEGO — Jan. 2, 2019 — Cubic Corporation (NYSE: CUB) today announced the acquisition of GRIDSMART Technologies, Inc., a market-leading, technology-driven business with a differentiated video tracking offering in the Intelligent Traffic Systems (ITS) market, for approximately $87 million in cash, subject to customary adjustments. GRIDSMART specializes in video detection at the intersection utilizing advanced image processing, computer vision modeling and machine learning along with a single camera solution providing best-in-class data for optimizing the flow of people and traffic through intersections.

For full calendar year 2019, GRIDSMART is anticipated to contribute approximately $35 million in sales and $8 million of Adjusted EBITDA. Cubic anticipates the transaction will be accretive to cash earnings per share (EPS) in the first full year of operations, exclusive of transaction fees. Cubic will finance the transaction from its existing credit facilities.

“GRIDSMART’s industry-leading video tracking solution at the intersection is a key addition to our growing Intelligent Traffic Management portfolio to reduce congestion. It is complementary to our recent acquisition of Trafficware, both of which are cash EPS accretive in first full year of operations,” said Bradley H. Feldmann, chairman, president and chief executive officer of Cubic Corporation. “We welcome GRIDSMART to the Cubic family and look forward to their contribution in executing our company’s strategy and purpose to make a positive difference in people’s lives.”

“Detection is the largest and fastest growing segment within the intelligent traffic management market and is critical to enabling smart intersections that can optimize the flow of people and goods through cities, which is core to the Operations and Analytics pillar of the NextCity strategy. This strategic investment in GRIDSMART will not only enhance our growth profile through synergies with Trafficware but also strengthen Cubic’s Surface Transport Management solution offering” said Matt Cole, president of Cubic Transportation Systems.

“Advanced traffic management build on Smart Sensors is a key to efficient and responsible city management. As this need continues to grow not only in cities across the U.S. but also throughout the world, we look forward to seeing the synergies and growth opportunities of our solutions utilizing Cubic’s market leadership and international presence,” said Bill Malkes, chief executive officer of GRIDSMART. “We are pleased to become a member of the Cubic family where GRIDSMART’s vision to improve one billion lives with intelligence will continue in alignment with Cubic’s overall purpose.”

GRIDSMART is a market-leading business in the Intelligent Transportation Systems market, delivering a single camera sensor for intersection actuation and performance management with horizon-to-horizon view, including the center of the intersection, with its fisheye lens. Its iconic Bell Camera is the world’s first single-camera solution for intersection actuation, data collection and situational awareness. Furthermore, GRIDSMART is the only system to track vehicle trajectory from approach through the center of the intersection to exit. Based in Knoxville, TN, GRIDSMART has counted and classified more than 43 billion vehicles through 54 million hours of real-world video processing in 7,000 intersections spanning across 1,200 cities around the world.

A supplemental slide presentation is available on Cubic’s website at www.cubic.com/investor-relations/events-presentations.

# # #

Forward-Looking Statements

This release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or our future financial and/or operating performance are not historical and may be forward-looking, including, among others, Cubic’s strategies to lead next-generation intelligent traffic solutions and solve the challenges of urban congestion, and the potential to realize synergies and benefits from the acquisition. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity” and similar words or phrases or the negatives of these words or phrases. These statements involve estimates, assumptions and uncertainties, including, among others: risks associated with the satisfaction of customary closing conditions for the acquisition; the ability to successfully integrate new companies into Cubic’s business and to properly assess the effects of such integration on its financial results; competition and technology changes in the industries in which Cubic does business; Cubic’s ability to successfully develop, introduce and sell new products, systems and services in current and future markets; and those discussed in “Risk Factors” in Cubic’s annual report on Form 10-K for the year ended September 30, 2018 and subsequent quarterly reports on Form 10-Q, that could cause actual results to differ materially from those expressed in these statements. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

About Cubic Corporation

Cubic is a technology-driven, market-leading provider of integrated solutions that increase situational understanding for transportation, defense C4ISR and training customers worldwide to decrease urban congestion and improve the militaries’ effectiveness and operational readiness. Our teams innovate to make a positive difference in people’s lives. We simplify their daily journeys. We promote mission success and safety for those who serve their nation. For more information about Cubic, please visit www.cubic.com or on Twitter @CubicCorp.

Media Contact

Laura Chon

Corporate Communications

Cubic Corporation

PH: +1 858-505-2181

Laura.Chon@cubic.com

Investor Contact

Kirsten Nielsen

Investor Relations

Cubic Corporation

PH +1 212-331-9760

Kirsten.Nielsen@cubic.com